Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT: The undersigned officer and/or director of The Progressive Corporation, an Ohio corporation (the “Company”), has made, constituted and appointed, and by this instrument does make, constitute and appoint, Mariann Wojtkun Marshall, John P. Sauerland, Daniel P. Mascaro, Laurie F. Humphrey, Allyson L. Bach, Suzanne K. Hanselman and John J. Harrington and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to affix for him or her and in his or her name, place and stead, in any and all capacities, as attorney-in-fact and agent, his or her signature to one or more Registration Statement(s) on Form S-8 or other form in order to register under the Securities Act of 1933, as amended (the “Securities Act”): (i) an additional 3,978,537 shares of Common Stock, par value $1.00 per share (the “Common Stock”), of the Company pursuant to The Progressive Corporation 2015 Equity Incentive Plan (the “2015 Plan”), which shares remain available for grant pursuant to the terms of the 2015 Plan; and (ii) an additional 150,000 shares of the Common Stock of the Company pursuant to The Progressive Corporation Amended and Restated 2017 Directors Equity Incentive Plan; and to any and all amendments, post-effective amendments and exhibits to any such Registration Statement, and to any and all applications, instruments and other documents pertaining thereto, giving and granting unto each such attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in and about the premises, as fully for all intents and purposes as he or she might or could do if personally present, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Susan Patricia Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2022
Susan Patricia Griffith

/s/ John P. Sauerland	Vice President and Chief Financial Officer (Principal Financial Officer)	November 2, 2022
John P. Sauerland

/s/ Mariann Wojtkun Marshall	Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)	November 2, 2022
Mariann Wojtkun Marshall

/s/ Lawton W. Fitt	Chairperson of the Board	October 25, 2022
Lawton W. Fitt

/s/ Philip Bleser	Director	October 25, 2022
Philip Bleser

/s/ Stuart B. Burgdoerfer	Director	October 26, 2022
Stuart B. Burgdoerfer

/s/ Pamela J. Craig	Director	October 30, 2022
Pamela J. Craig

/s/ Charles A. Davis	Director	October 26, 2022
Charles A. Davis

/s/ Roger N. Farah	Director	October 25, 2022
Roger N. Farah

/s/ Devin C. Johnson	Director	October 30, 2022
Devin C. Johnson

/s/ Jeffrey D. Kelly	Director	October 25, 2022
Jeffrey D. Kelly

/s/ Barbara R. Snyder	Director	October 25, 2022
Barbara R. Snyder

/s/ Jan E. Tighe	Director	October 25, 2022
Jan E. Tighe

Director
Kahina Van Dyke